Exhibit 99.1

Harris Corporation Announces
Chief Executive Officer Succession Plan

Howard L. Lance will Continue as Chairman, President and Chief Executive Officer
Pending Identification of a Successor

MELBOURNE, FL, May 23, 2011 – Harris Corporation (NYSE:HRS), an international communications and information technology company, today announced that it is implementing a CEO succession plan after Howard L. Lance, its chairman, president and CEO, advised the Board of Directors that he would like to retire at the end of the next fiscal year in June 2012, or such time as a suitable successor can be identified. The Board has engaged an executive search firm to assist in the process of contacting and evaluating external and internal candidates. Lance, 55, will remain in his present positions pending the appointment of his successor as chief executive officer, and will continue as chairman should the Board request that he stay for an additional period in order to facilitate the transition. Lance joined Harris in January 2003 as president and chief executive officer and was appointed chairman of the board in June 2003.

Lewis Hay III, lead independent director of the Harris Board of Directors, said, “Howard has been an outstanding leader since he joined the company in 2003. Under his stewardship, Harris has posted steady and strong top-line and bottom-line growth, with eight-year CAGRs of 16 and 24 percent respectively, and he has led the transformation of Harris into the leading international technology company it is today. While we would be pleased if he would continue as CEO well into the future, the Board respects his desire to achieve other personal goals and, with Howard’s encouragement, decided that it made sense to immediately proceed with implementation of a succession plan. We are delighted that Howard is equally committed to assuring the success of this effort and is willing to remain through a smooth transition to new leadership.”

Said Lance, “We have accomplished a tremendous amount over the past eight years, and I am very proud of our entire team. We continue to post solid financial results and are well positioned across our diversified served markets with strong customer relationships, leading technologies and deep management talent. Our guidance for fiscal 2012, along with the potential for double digit earnings growth identified through fiscal 2014, creates excellent momentum going forward. With Harris on such strong footing, I believe that this is the right time for me to move on to the next chapter of my life. I am confident the Board will select a world-class leader to continue to grow the company and build on the strong base we have in place today. I remain fully committed to ensuring that we don’t miss a beat during the succession process.”

About Harris Corporation
Harris is an international communications and information technology company serving government and commercial markets in more than 150 countries. Headquartered in Melbourne, Florida, the company has approximately $6 billion of annual revenue and more than 16,000 employees — including nearly 7,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems, and services. Additional information about Harris Corporation is available at www.harris.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: statements regarding potential earnings growth; and statements regarding outlook. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the loss of our relationship with the U.S. government or a shift in U.S. government funding; potential changes in U.S. government or customer priorities; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; financial and government and regulatory risks relating to international sales and operations; our ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including our ability to manage and integrate acquired businesses; performance of our subcontractors and suppliers; potential claims that we are infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in our effective tax rate; the potential impact of natural disasters or other disruptions on our operations; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of our IT networks and systems or those we operate for customers; the potential impact of satellite bandwidth constraints on our managed satellite communications services; changes in future business conditions that could cause business investments and/or recorded goodwill to become impaired; and the general downturn in the global economy. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.